                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A

                                AMENDMENT NO. 1
                                      to
                                CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)         November 19, 1996
                                                --------------------------------


                                  HALIS, Inc.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


Georgia                                 0-16288               58-1366235
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)    (IRS Employer
of incorporation)                                            Identification No.)


1950 Spectrum Circle, Suite 400, Marietta, Georgia                       30067
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code          (770) 857-4461
                                                  ------------------------------


                                Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.
------  ---------------------------------

        (a) Financial Statements of Business Acquired:

        The following financial statements are filed with this Report:

AUBIS HOSPITALITY SYSTEMS, INC. and AUBIS SYSTEMS INTEGRATION, INC.
-------------------------------------------------------------------

Report of Habif, Arogeti & Wynne, P.C., Independent Certified Public Accountants Combined Balance Sheet at December 31, 1995 and September 30, 1996 (unaudited) Combined Statements of Operations for the years ended December 31, 1995 and 1994 and for the nine months ended September 30, 1996 and 1995 (unaudited) Combined Statements of Changes in Stockholders' Deficit for the years ended
        December 31, 1995 and 1994 and for the nine months ended September 30, 1996 and 1995 (unaudited)
Combined Statements of Cash Flows for the years ended December 31,
        1995 and 1994 and for the nine months ended September 30, 1996 and 1995 (unaudited)
Notes to Combined Financial Statements


HALIS SOFTWARE, INC. and PRO HEALTH SOLUTIONS, INC.
---------------------------------------------------

Report of Habif, Arogeti & Wynne, P.C., Independent Certified Public Accountants Combined Balance Sheet at December 31, 1995 and September 30, 1996 (unaudited) Combined Statement of Income (Loss) for the year ended December 31, 1995 and for the nine months ended September 30, 1996 and 1995 (unaudited) Combined Statement of Changes in Stockholders' Equity (Deficit) for the year ended December 31, 1995 and for the nine months ended September 30, 1996 (unaudited)
Combined Statement of Cash Flows for the year ended December 31, 1995 and for the nine months ended September 30, 1996 and 1995 (unaudited)
Notes to Combined Financial Statements

        (b) Pro Forma Financial Information:

  The following unaudited pro forma condensed financial statements are filed with this Report:

Introduction
Unaudited Pro Forma Condensed Consolidated Balance Sheet - September 30, 1996 Unaudited Pro Forma Condensed Consolidated Statements of Operation - year ended
        December 31, 1995 and nine months ended September 30, 1996
Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

        (c)  Exhibits:

        2.1 Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of December 13, 1995 and amended and restated as of March 29, 1996 and as further amended on September 27, 1996, among Fisher Business Systems, Inc., AUBIS, L.L.C., AUBIS Hospitality Systems, Inc., AUBIS Systems Integration, Inc. and certain persons and affiliates of AUBIS, L.L.C. (incorporated by reference from the Company's Current Report on Form 8-K dated November 19, 1996).

        2.2 Stock Purchase Agreement, dated as of March 29, 1996 and amended as of September 27, 1996, between Fisher Business Systems, Inc., HALIS, L.L.C., Paul W. Harrison and James Askew (incorporated by reference from the Company's Current Report on Form 8-K dated November 19, 1996).

           [LETTERHEAD OF HABIF, AROGETI & WYNNE, P.C. APPEARS HERE]

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors
   of AUBIS Hospitality Systems, Inc.,
   and AUBIS Systems Integration, Inc.


We have audited the accompanying combined balance sheet of AUBIS HOSPITALITY SYSTEMS, INC. AND ITS SUBSIDIARIES [AHS] and AUBIS SYSTEMS INTEGRATION, INC. [ASI] as of December 31, 1995, and the related combined statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1995 and 1994. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of AUBIS Hospitality Systems, Inc. and its subsidiaries and AUBIS Systems Integration, Inc. at December 31, 1995, and the results of their operations and their cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

The accompanying combined financial statements have been prepared assuming that the Companies will continue as a going concern. As discussed in Note B to the combined financial statements, the Companies have had recurring losses, a working capital deficit and a capital deficit. These conditions raise substantial doubt about their ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Atlanta, Georgia                              /s/ Habif, Arogeti & Wynne, P.C.

February 9, 1996

               AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
                            COMBINED BALANCE SHEET

                                    ASSETS
                                    ------
                                                                                   [Unaudited]
                                                                     December       September
                                                                     31, 1995        30, 1996
                                                                     ---------      ---------
Current assets
--------------
   Cash                                                              $ 112,252      $   6,721
   Receivables, less allowance for possible
     losses of $53,400                                                 142,325        113,636
   Receivables - related party                                          69,771         69,018
   Inventories                                                          55,847         10,000
   Other current assets                                                  4,991          2,810
                                                                      --------       --------
      Total current assets                                             385,186        202,185
                                                                      --------       --------

Property and equipment, at cost
----------------------
   Computer equipment                                                   83,419         57,897
   Office furniture and fixtures                                        17,478         23,171
                                                                      --------       --------
                                                                       100,897         81,068
   Less accumulated depreciation                                     [  69,629]     [  70,303]
                                                                      --------       --------
                                                                        31,268         10,765
                                                                      --------       --------
Other assets
------------
   Deferred merger costs                                               162,208        289,000
                                                                      --------       --------

                                                                     $ 578,662      $ 501,950
                                                                      ========       ========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT
                     -------------------------------------

Current liabilities
-------------------
   Accounts payable and accrued expenses                             $ 751,435      $ 408,546
   Accrued expenses - related party                                     55,863            -0-
   Notes payable - affiliates                                              -0-        545,748
   Deferred revenue and customer deposits                               88,818            -0-
   Current portion of long-term debt - related party                    50,000        150,000
   Notes payable                                                        16,088            -0-
   Notes payable - related party                                        95,100        174,000
   Payroll and sales tax payable                                       271,866        207,699
                                                                     ---------      ---------
      Total current liabilities                                      1,329,170      1,485,993
                                                                     ---------      ---------

Long-term debt, net of current portion - related party                 100,000            -0-
------------------------------------------------------               ---------      ---------

Commitments and contingencies [Note G]
-----------------------------

Stockholders' deficit
---------------------
   Common stock - AHS, Inc., $1.00 par value, 1,000,000
     shares authorized; 1,126 issued and outstanding                     1,126          1,126
   Common stock - ASI, Inc., no par value, 100,000
     shares authorized; 14,288 issued and outstanding                  100,787        100,787
   Additional paid-in capital                                          478,874        478,874
   Accumulated deficit                                              [1,431,295]    [1,564,830]
                                                                    [  850,508]    [  984,043]
                                                                     ---------      ---------
                                                                    $  578,662     $  501,950
                                                                     =========      =========

  The accompanying notes to financial statements are an integral part hereof.

               AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
                           STATEMENTS OF OPERATIONS



                                                                                  [Unaudited]
                                                 For the year ended         For the nine months ended
                                                     December 31,                 September 30,
                                             -------------------------      -------------------------
                                              1 9 9 5         1 9 9 4        1 9 9 6         1 9 9 5
                                             ---------       ---------      ---------       ---------

Systems sales and services                  $3,251,665      $2,599,572     $1,589,482      $2,812,854
--------------------------                   ---------       ---------      ---------       ---------


Costs and expenses
------------------
   Cost of goods sold                        2,541,429       2,085,290      1,084,977       2,201,918
   Selling, general, and administrative      1,000,818         942,598        562,746         628,817
                                             ---------       ---------      ---------       ---------

                                             3,542,247       3,027,888      1,647,723       2,830,735
                                             ---------      ----------      ---------       ---------

Operating loss                              [  290,582]    [   428,316]    [   58,241]     [   17,881]
--------------                               ---------      ----------      ---------       ---------


Other income [expense]
----------------------
   Gain [Loss] on assets disposal                6,385             -0-     [   27,528]     [   39,240]
   Rental income                                21,350           8,000         14,400          10,675
   Interest expense                         [   22,798]    [    21,304]    [   19,666]     [   20,577]
   Other income [expense]                          315           6,037     [   42,500]     [   36,182]
   Loss from misappropriation               [   97,123]            -0-            -0-            -
                                             ---------      ----------      ---------       ---------

                                            [   91,871]    [     7,267]    [   75,294]     [   85,324]
                                             ---------      ----------      ---------       ---------

       Loss before income
         taxes                              [  382,453]    [   435,583]    [  133,535]     [  103,205]

Income taxes                                       -0-             -0-            -0-             -0-
------------                                 ---------      ----------      ---------       ---------

       Net loss                            $[  382,453]   $[   435,583]   $[  133,535]    $[  103,205]
                                             =========      ==========      =========       =========

  The accompanying notes to financial statements are an integral part hereof.

               AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
                 COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIT
                     FOR THE YEAR ENDED DECEMBER 31, 1995



                                         AHS, Inc.           ASI, Inc.
                                       Common stock        Common stock     Additional                        Total
                                      ---------------    ---------------     paid-in      Accumulated     Stockholders'
                                      Shares   Amount    Shares   Amount     capital        Deficit          Deficit
                                      ------  -------    ------   ------    ----------    -----------     -------------

Balance, December 31, 1994             1,126   $1,126    10,000   $50,787    $323,874    $[1,048,842]      $[ 673,055]


Issuance of common stock                                  4,288    50,000     155,000                         205,000


Net loss                                                                                  [  382,453]       [ 382,453]
                                       -----    -----    ------   -------    --------      ---------         --------


Balance, December 31, 1995             1,126    1,126    14,288   100,787     478,874     [1,431,295]       [ 850,508]


Net loss - nine months ended
   September 30, 1996 (unaudited)                                                         [  133,535]       [ 133,535]
                                       -----    -----    ------   -------     -------      ---------         --------


Balance, September 30, 1996
   (Unaudited)                         1,126   $1,126    14,288  $100,787    $478,874    $[1,564,830]      $[ 984,043]
                                       =====    =====    ======   =======     =======      =========         ========

  The accompanying notes to financial statements are an integral part hereof.

               AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                [Unaudited]
                                                  For the year ended        For the nine months
                                                      December 31,          ended September 30,
                                                 ---------------------     ---------------------
                                                  1 9 9 5     1 9 9 4       1 9 9 6     1 9 9 5
                                                 ---------   ---------     ---------   ---------
Cash flows from operating activities
------------------------------------
   Net loss                                     $[382,453]   $[435,583]    $[133,535]  $[103,205]
                                                 ---------    ---------     ---------   ---------
   Adjustments to reconcile net loss
      to cash provided [used] by
      operating activities
         Depreciation                              13,268       24,795         6,000      12,570
      Allowance for loss on accounts
          receivable                               18,000          400           -0-      21,845
      [Gain] Loss on disposal of assets          [  6,385]         -0-        15,172    [ 39,240]
      Changes in operating assets and
        liabilities affecting operations
        Decrease [Increase] in accounts
          receivable                               22,841     [ 29,454]       28,689    [108,570]
        Decrease [Increase] in
          receivables - related party            [  8,048]      29,466           753    [ 23,934]
        Decrease [Increase] in inventories       [  6,196]    [ 20,651]       45,847    [ 59,608]
        Decrease [Increase] in other
          current assets                         [    750]         892         2,181    [ 13,073]
        Increase [Decrease] in accounts
          payable and accrued
          expenses                                154,802      205,128      [342,889]   [ 18,121]
        Increase [Decrease] in accrued
          expenses - related party                 51,545       11,000      [ 55,863]    125,000
        Increase [Decrease] in deferred
          revenue and customer deposits            48,266        7,228      [ 88,818]    107,874
        Increase [Decrease] in payroll
          and sales tax payable                   150,569          557      [ 64,167]     79,965
                                                  -------      -------       --------    -------
          Total adjustments                       437,912      229,361      [453,095]     84,708
                                                  -------      -------       -------     -------
             Net cash provided [used]
                by operating activities            55,459     [206,222]     [586,630]   [ 18,497]
                                                  -------      -------       -------     -------

Cash flows from investing activities
------------------------------------
  Purchase of equipment and furniture            [ 22,015]    [  2,043]     [  5,693]   [ 16,952]
  Deferred merger costs                          [162,208]         -0-      [126,792]        -0-
  Insurance recovery from equipment loss           30,677          -0-         5,024         -0-
  Proceeds from sale of maintenance contracts         -0-          -0-           -0-      49,473
                                                  -------      -------       -------     -------
     Net cash used by investing
         activities                              [153,546]    [  2,043]     [127,461]     32,521
                                                  -------      -------       -------     -------

Cash flows from financing activities
------------------------------------
  Issuance of common stock                        205,000      125,000           -0-      50,000
  Net payments on notes payable                  [ 17,912]    [ 16,000]     [ 16,088]   [ 53,355]
  Proceeds from notes payable - affiliates            -0-          -0-       545,748         -0-
  Proceeds from issuance of notes payable -
     related party                                 11,020       79,081        78,900      27,779
  Proceeds from issuance of long-term debt -
     related party                                    -0-       16,694           -0-         -0-
                                                  -------      -------       -------     -------
         Net cash provided by financing
             activities                           198,108      204,775       608,560      24,424
                                                  -------      -------       -------     -------

             Net increase [decrease] in cash      100,021     [  3,490]     [105,531]     38,448

Cash, beginning of period                          12,231       15,721       112,252      12,231
                                                  -------      -------       -------     -------

             Cash, end of period                 $112,252     $ 12,231      $  6,721    $ 50,679
                                                  =======      =======       =======     =======

  The accompanying notes to financial statements are an integral part hereof.

               AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
               [Unaudited with respect to September 30, 1996 and
              the nine months ended September 30, 1996 and 1995]

A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    ------------------------------------------

    Basis of Accounting:
    -------------------

    These financial statements are the combined statements of AUBIS Hospitality Systems, Inc. [AHS] and AUBIS Systems Integration, Inc. [ASI] [the Companies]. On February 15, 1995, the majority shareholders contributed their shares of AHS and ASI to AUBIS, LLC [the "Parent"]. On March 1, 1995, the remaining shareholders contributed their shares to the Parent, thereby making the Companies 100% owned by the Parent. Material intercompany transactions and balances have been eliminated.

    On November 19, 1996, the Parent and the Companies consummated a merger agreement with Fisher Business Systems, Inc. [Fisher], whereby the Companies were merged into Fisher in a transaction to be accounted for as a reverse acquisition of Fisher by the Companies [Note C] and Halis Software, Inc. [Halis]. Halis and AUBIS are under common control.

    AUBIS Hospitality Systems, Inc and Subsidiaries:
    -----------------------------------------------

    AUBIS Hospitality Systems, Inc. [AHS] f/k/a Wipporwil Systems, Inc., EZ/POS, Inc. and Inventory Xpress, Inc., its subsidiaries, provide sales and services in the southeastern United States to individual, franchisee, management companies and national chains in the restaurant industry. AHS's technical staff has extensive experience in computer based systems for restaurant point of sale and back office applications, restaurant management and systems development.

    AUBIS Systems Integration, Inc.:
    -------------------------------

    AUBIS Systems Integration, Inc. [ASI] f/k/a G.E. Random and Associates, Inc., d/b/a Peripheral Design provides computer services, network solutions, connectivity solutions and system integration to businesses. ASI sells, services and supports many major brands of computers, peripherals and networks. ASI's sales and services include computer system integration, network configuration, and network implementation. ASI's support services include on-site hardware maintenance as well as network support programs.

    Revenue:
    -------

    Revenue is recognized as follows:

       Support contracts        - Ratably over the life of the contract from the
                                  effective date.
       Installation, training
         and education          - When the services are provided.

       Hardware                 - In accordance with SOP91-1, revenue is
                                  recognized upon shipment of the computer equipment to the customer, provided no significant obligations remain and collection of resulting receivable is deemed probable.

               AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS [CONTINUED]
                               DECEMBER 31, 1995
               [Unaudited with respect to September 30, 1996 and
              the nine months ended September 30, 1996 and 1995]


A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: [Continued]
    ------------------------------------------

    Use of Estimates:
    ----------------

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures.

    Fair Value of Financial Instruments:
    -----------------------------------

    The Companies have a number of financial instruments, none of which are held for trading purposes. The Companies estimate that the fair value of all financial instruments at December 31, 1995, does not differ materially from the aggregate carrying values of their financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Companies using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Companies could realize in a current market exchange.

    Inventory:
    ---------

    Inventory is recorded on the first-in, first-out method at the lower-of-cost or market.

    Property and Equipment:
    ----------------------

    Property and equipment is carried at cost. Depreciation is computed using the accelerated method based on estimated useful lives of the assets, generally three to seven years. For income tax purposes, depreciation is calculated on accelerated methods.

    Deferred Merger Costs:
    ---------------------

    Deferred merger costs will be capitalized as part of the deemed cost of Fisher which will be allocated to Fisher's net assets in accordance with their relative fair values [Note C].

    Income Taxes:
    ------------

    Income taxes are based on loss for financial reporting purposes and reflect a current liability [asset] for the estimated taxes payable [recoverable] in the current year tax return and changes in deferred taxes. Deferred tax liabilities and assets are recognized for the estimated tax effects of temporary differences between financial reporting and taxable income [loss] for the loss carryforwards based on enacted tax laws and rates. A valuation allowance is used to reduce deferred tax assets to the amount that is more likely than not to be realized [Note H].

               AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS [CONTINUED]
                               DECEMBER 31, 1995
               [Unaudited with respect to September 30, 1996 and
              the nine months ended September 30, 1996 and 1995]



A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: [Continued]
    ------------------------------------------

    Interim Financial Statements
    ----------------------------

    The accompanying financial statements as of September 30, 1996 and for the nine months ended September 30, 1996 and September 30, 1995 are unaudited but, in the opinion of management of AHS and ASI, reflect all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation. The results of operations for the nine month period are not necessarily indicative of the results that may be expected for the full year ending December 31, 1996.

B.  GOING CONCERN:
    -------------

    These financial statements are presented on the basis that the Companies are going concerns. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The accompanying financial statements show a loss from the combined results of operations of $382,453 and $435,583 for the years ended December 31, 1995 and 1994, respectively. The Companies have a combined stockholders' deficit of $850,508 and $855,241 as of December 31, 1995 and 1994, respectively, and current liabilities exceed current assets by $943,984 and $1,050,553 as of December 31, 1995 and 1994, respectively. The Parent has funded the operations of the Companies when necessary, however, there is no commitment from the Parent to continue to fund deficits, if any. The Parent and the Companies have entered into a merger agreement, as discussed in Note C.

C.  MERGER AND REORGANIZATION:
    -------------------------

    The Parent and the Companies entered into an amended and restated agreement and plan of merger and reorganization with Fisher on December 13, 1995 and amended the plan on September 27, 1996. This merger was consummated on November 19, 1996. Under the terms of the merger agreement, the Parent exchanged 100% of the issued and outstanding shares of the Companies for 10,000,000 shares in Fisher in a tax free exchange. Fisher's auditors' report for its year ended January 31, 1995 contained an explanatory paragraph relating to its ability to continue as a going concern.

D.  LONG-TERM DEBT - RELATED PARTY:
    ------------------------------

    A member of the parent - $150,000 installment note modified March 1, 1995 with annual payments of $50,000 plus interest at 10% per annum, unsecured. As of December 31, 1995, the following amounts were payable:

                                               $ 150,000
       Less current portion                    [  50,000]
                                                --------

                                               $ 100,000
                                                 =======

               AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS [CONTINUED]
                               DECEMBER 31, 1995
               [Unaudited with respect to September 30, 1996 and
              the nine months ended September 30, 1996 and 1995]


D.  LONG-TERM DEBT - RELATED PARTY:  [Continued]
    ------------------------------

    Maturities of long-term debt - related party as of December 31, 1995 are as follows:

       1996                                          $  50,000
       1997                                             50,000
       1998                                             50,000
                                                       -------

                                                     $ 150,000
                                                       =======


    As of March 22, 1996, the Parent has agreed to satisfy the entire debt.

E.  NOTES PAYABLE:
    -------------

    The Companies have the following unsecured notes payable:

    MicroAge Technologies - Unsecured note payable in the original amount of $10,240, at 14% per annum, with monthly payments in the amount of $1,350, which include interest. Note is due June 1, 1996. Balance due at December 31, 1995 and September 30, 1996 was $7,765 and $-0-, respectively.

    SunTrust Bank - note payable in the original amount of $16,000, at 10.65% per annum, with monthly payments of $814, which include interest. Note is due September 4, 1996. Balance due at December 31, 1995 and September 30, 1996 was $8,323 and $-0-, respectively. Guaranteed by a member of the parent.

F.  NOTES PAYABLE - RELATED PARTIES:
    -------------------------------

    The Companies have the following unsecured notes payable to members of the Parent as of December 31, 1995 and September 30, 1996:

    Notes payable in the amount of $59,000, due on demand. Interest is at 12% per annum.

    Non-interest bearing note payable in the amount of $6,000, past due as of January 15, 1996.

    Notes payable in the amount of $21,100 and $-0- as of December 31, 1995 and June 30, 1996, respectively. Interest is at 12% per annum.

    Note payable in the amount of $9,000, past due as of January 15, 1996.

    Note payable in the amount of $50,000 as of September 30, 1996. Interest is at prime rate plus 1% per annum. Past due as of April, 1996.

    Note payable in the amount of $50,000, due on October 10, 1996. Interest is at 9.496% per annum.

               AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS [CONTINUED]
                               DECEMBER 31, 1995
               [Unaudited with respect to September 30, 1996 and
              the nine months ended September 30, 1996 and 1995]



G.  COMMITMENTS AND CONTINGENCIES:
    -----------------------------

    Concentration of Credit Risk:
    ----------------------------

    The Companies do not have a secured interest in their accounts receivable; however, they do have legal recourse for defaulted amounts.

    Payroll and Sales Taxes:
    -----------------------

    The Company is delinquent in paying certain federal and state payroll taxes and sales taxes.

    The Internal Revenue Service has written the Companies indicating that it may file a Notice of Federal Tax Lien or levy the Companies' assets if past due payroll taxes are not paid.

    Operating Leases:
    ----------------

    The Companies lease office space and equipment under several operating lease agreements. Rent expense for the office space and equipment was $70,859 and $54,905 for the years ended December 31, 1995 and 1994, respectively.

    At December 31, 1995, minimum future lease payments under non-cancelable leases having remaining terms in excess of one year are as follows:


        December 31,                                  Amount
        ------------                                  ------

        1996                                         $35,484
        1997                                          14,980
        1998                                           4,728
        1999                                           4,728
        2000                                           3,152
                                                      ------

                                                     $63,072
                                                      ======



    Threatened Litigation:
    ---------------------

    A customer has threatened AHS with litigation for breach of contract and for violation of warranties relating to a system sale. AHS and its legal counsel are not aware of any lawsuit that has commenced by the customer and AHS does not believe there is any basis for the claim.

               AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS [CONTINUED]
                               DECEMBER 31, 1995
               [Unaudited with respect to September 30, 1996 and
              the nine months ended September 30, 1996 and 1995]



H.  INCOME TAXES:
    ------------

    The sources of temporary differences and their effect on the net deferred taxes are as follows for the years ended December 31, 1995 and 1994:

       Net operating loss carryforwards       $ 480,000
       Other temporary differences               12,400
       Less valuation allowance                [492,400]
                                                -------
                                               $    -0-
                                                 ======

    The valuation allowance fully reserves the net deferred tax asset which arose from the tax loss carryforwards and other temporary differences generated.

    At December 31, 1995, the Companies have approximately $1,300,000 of net operating loss carryforwards available to offset future tax liabilities. These losses begin to expire in 2004. The losses available annually are limited under Internal Revenue Code, Section 382, as a result of certain changes in ownership of both corporations.

I.  RELATED PARTY TRANSACTIONS:
    --------------------------

    The Companies entered into a management agreement on March 1, 1995, with the Parent, for 2% of the Companies' revenue or $7,000 per month, whichever is greater. Management fee expense during the year ended December 31, 1995 totalled $76,979 and $35,000 for the nine months ended September 30, 1996, respectively. Interest expenses to related parties for the years ended December 31, 1995 and 1994 were $21,332 and $14,381, respectively, and $19,666 for the nine months ended September 30, 1996.

J.  ECONOMIC DEPENDENCY:
    -------------------

    AHS purchased a significant portion of its products from Sulcus, also known as Sulcus Hospitality Group, Sulcus Computer Corporation, and Squirrel Companies, Inc. [Sulcus]. Sales generated from Sulcus products and services were approximately $1,750,000 and $1,500,000 in 1995 and 1994, respectively. Although AHS has re-sold and serviced primarily Sulcus products, the Companies are planning on selling new software being developed by the future merged group [Note C].

               AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS [CONTINUED]
                               DECEMBER 31, 1995
               [Unaudited with respect to September 30, 1996 and
              the nine months ended September 30, 1996 and 1995]



K.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    ------------------------------------------------

    Supplemental information required by Statement of Financial Accounting Standards No. 95, relative to the statement of cash flows, is as follows:


                                                   1 9 9 5     1 9 9 4
                                                  --------    --------

       Taxes paid                                 $    -0-    $    -0-
       Interest paid                                 6,145       5,603

    The following non-cash transactions occurred for the year ended 1995:

     Employee advances were increased by transferring fixed assets valued at $11,500 to those employees.

L.  SUBSEQUENT EVENTS:
    -----------------

    Effective January 1, 1996, Sulcus will cease business activities with the Companies due to the upcoming merger with Fisher. Sulcus will accept new orders placed for current customer prospects until March 30, 1996, and will allow the Companies to continue to service Sulcus systems under contracts directly with the Companies' customers [Note J].

    A Member of the Parent provided the Companies with a 60 day loan in the amount of $100,000 at prime plus 1% in February 1996.

M.  LOSS FROM MISAPPROPRIATION:
    --------------------------

    During the year ended December 31, 1995, a former employee misappropriated $97,123 from the Companies.

A.  NOTES PAYABLE - AFFILIATE:
    --------------------------

    In connection with its agreement and plan of merger and reorganization with Fisher [Note C], the Company was advanced $545,748 as of September 30, 1996. These notes bear interest at rates ranging from 10 to 12 percent and are due and payable on the first anniversary of the date of the advance.

           [LETTERHEAD OF HABIF, AROGETI & WYNNE, P.C. APPEARS HERE]




                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------



To the Board of Directors
   of Halis Software, Inc.
   and ProHealth Solutions, Inc.


We have audited the accompanying combined balance sheet of HALIS SOFTWARE, INC. and PROHEALTH SOLUTIONS, INC. as of December 31, 1995, and the related combined statements of income [loss], stockholders' equity [deficit] and cash flows for the year ended December 31, 1995. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of HALIS SOFTWARE, INC. and PROHEALTH SOLUTIONS, INC. at December 31, 1995, and the results of their operations and their cash flows for the year ended December 31, 1995 in conformity with generally accepted accounting principles.


                                       /s/ Habif, Arogeti & Wynne, P.C


Atlanta, Georgia

February 15, 1996

                              HALIS SOFTWARE, INC.
                                      AND
                           PROHEALTH SOLUTIONS, INC.
                             COMBINED BALANCE SHEET

                                     ASSETS
                                     ------

                                                                     [Unaudited]
                                                           December   September
                                                           31, 1995    30, 1996
                                                           --------   ---------
Current assets
--------------
  Cash                                                     $ 16,399   $ 11,968
  Prepaid expenses                                              366          -
  Deferred income taxes                                       4,600      4,600
  Due from shareholder                                          500        500
                                                            -------    -------
     Total current assets                                    21,865     17,068
                                                            -------    -------

Property and equipment, at cost
----------------------
  Office equipment                                            4,106      4,106
  Computer equipment                                         18,170     22,996
  Office furniture and fixtures                               8,207      8,207
                                                            -------    -------
                                                             30,483     35,309
  Less accumulated depreciation                            [  5,628]  [  8,769]
                                                            -------    -------
                                                             24,855     26,540
                                                            -------    -------

Other assets
------------
  Deferred merger costs                                       7,500      7,500
  Deposits                                                    8,609     13,076
  Intangible assets, net accumulated amortization             4,117      3,603
                                                            -------    -------
                                                             20,226     24,179
                                                            -------    -------

                                                           $ 66,946   $ 67,787
                                                            =======    =======

                 LIABILITIES AND STOCKHOLDERS' EQUITY [DEFICIT]
                 ---------------------------------------------

Current liabilities
-------------------
  Accounts payable and accrued expenses                    $  8,100   $  6,376
  Notes payable - affiliates                                           506,358
  Income tax payable                                          6,908       -
  Accrued salary - officer                                   36,923     36,923
                                                            -------    -------
     Total current liabilities                               51,931    549,657
                                                            -------    -------

Stockholders' equity [deficit]
------------------------------
  Common stock - ProHealth Solutions, Inc.,
     $1.00 par value, 100,000 shares
     authorized; 5,000 issued and outstanding                 5,000       -
  Common stock - Halis Software, Inc., no par value,
     10,000 shares authorized; 1,000 issued and outstanding     500        500
  Additional paid-in-capital                                             5,000

  Retained earnings [deficit]                                 9,515   [487,370]
                                                            -------    -------
                                                             15,015   [481,870]
                                                            -------    -------

                                                           $ 66,946   $ 67,787
                                                            =======    =======


  The accompanying notes to financial statements are an integral part hereof.

                              HALIS SOFTWARE, INC.
                                      AND
                           PROHEALTH SOLUTIONS, INC.
                      COMBINED STATEMENT OF INCOME [LOSS]




                                                             [Unaudited]
                                                      For the Nine Months Ended
                                         Year Ended         September 30,
                                          December    -------------------------
                                          31, 1995        1996         1995
                                         ----------     --------     --------


Revenues                                  $331,231      $ 66,607     $279,406
--------                                   -------       -------      -------


Costs and expenses
------------------
  Cost of sales                             71,830            -        27,831
  Research and development                               234,178       24,482
  Selling, general, and administrative     248,972       329,314      186,588
                                           -------       -------      -------

                                           320,802       563,492      238,901
                                           -------       -------      -------


Operating income [loss]                     10,429      [496,885]      40,505


Other income                                 1,394            -         1,006
------------                               -------       -------      -------


    Income [Loss] before income taxes       11,823      [496,885]      41,511


Income taxes                                 2,308            -            -
------------                               -------       -------      -------


    Net income [loss]                     $  9,515     $[496,885]    $ 41,511
                                           =======       =======      =======

  The accompanying notes to financial statements are an integral part hereof.

                             HALIS SOFTWARE, INC.
                                      AND
                           PROHEALTH SOLUTIONS, INC.
             COMBINED STATEMENT OF STOCKHOLDERS' EQUITY [DEFICIT]
                     FOR THE YEAR ENDED DECEMBER 31, 1995



                                       ProHealth            Halis
                                     Solutions, Inc.    Software, Inc   Additional       Total
                                     ---------------    -------------    Paid-In        Retained        Stockholders'
                                    Shares    Amount   Shares  Amount    Capital   Earnings [Deficit]  Equity [Deficit]
                                   --------  --------  ------  ------   ---------  ------------------  ----------------

Balance, January 1, 1995              -0-     $  -0-      -0-  $  -0-     $  -0-         $     -0-          $     -0-


Issuance of common stock            5,000      5,000    1,000     500        -0-               -0-              5,500

Net income                                                                                   9,515              9,515
                                    -----      -----    -----   -----      -----           -------            -------


Balance, December 31, 1995          5,000      5,000    1,000     500        -0-             9,515             15,015


Net loss - nine months
    ended September 30, 1996
    (unaudited)                                                                           [496,885]          [496,885]

Merger of Pro Health
    Solutions, Inc. into
    Halis Software, Inc.
    (Unaudited)                    [5,000]    [5,000]                      5,000                                  -0-
                                    -----      -----    -----   -----      -----           -------            -------

Balances, September 30, 1996
    (Unaudited)                       -0-     $  -0-    1,000  $  500     $5,000         $[487,370]         $[481,870]
                                    =====      =====    =====   =====      =====           =======            =======

  The accompanying notes to financial statements are an integral part hereof.

                              HALIS SOFTWARE, INC.
                                      AND
                           PROHEALTH SOLUTIONS, INC.
                        COMBINED STATEMENT OF CASH FLOWS


                                                                                   [Unaudited]
                                                                            For the Nine Months Ended
                                                           Year Ended              September 30,
                                                            December        -------------------------
                                                            31, 1995            1996         1995
                                                           ----------         --------     --------
Cash flow from operating activities
-----------------------------------
   Net income [loss]                                        $  9,515         $[496,885]    $ 41,511
                                                              ------           -------       ------
   Adjustments to reconcile net income [loss] to
      net cash provided [used] by operating activities
          Depreciation                                         5,628             3,141        6,325
          Amortization                                         1,030               514          257
          Deferred income taxes                              [ 4,600]              -            -
          Changes in assets and liabilities
            Increase in accounts receivable                                        -        [ 2,750]
            Increase [Decrease] in prepaid expenses          [   366]              366          -
            Increase in deposits                             [ 8,609]         [  4,467]     [ 7,539]
            Increase in intangible assets                    [ 5,147]              -        [ 5,147]
            Increase in accounts payable and accrued
                expenses                                       8,100          [  1,724]      38,484
            Increase [Decrease] in income tax payable          6,908          [  6,908]         -
            Increase in accrued salary - officer              36,923               -         25,846
                                                              ------           -------       ------

                Total adjustments                             39,867          [  9,078]      55,476
                                                              ------           -------       ------

                   Net cash provided [used] by
                      operating activities                    49,382          [505,963]      96,987
                                                              ------           -------       ------

Cash flows from investing activities
------------------------------------
   Purchase of equipment and furniture                       [30,483]         [  4,826]     [29,425]
   Deferred merger costs                                     [ 7,500]              -            -
                                                              ------           -------       ------

      Net cash used by investing activities                  [37,983]         [  4,826]     [29,425]
                                                              ------           -------       ------

Cash flows from financing activities
------------------------------------
   Advances from affiliate                                       -             506,358          -
   Issuance of common stock                                    5,000               -          5,000
                                                              ------           -------       ------

      Net cash provided by financing activities                5,000           506,358        5,000
                                                              ------           -------       ------

          Net increase [decrease] in cash                     16,399          [  4,431]      72,562

Cash, beginning of period                                        -              16,399          -
                                                              ------           -------       ------

          Cash, end of period                               $ 16,399         $  11,968     $ 72,562
                                                              ======           =======       ======



  The accompanying notes to financial statements are an integral part hereof.

                             HALIS SOFTWARE, INC.
                                      AND
                           PROHEALTH SOLUTIONS, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
       [Unaudited with respect to September 30, 1996 and the nine months ended September 30, 1996 and 1995]


A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   ------------------------------------------

   Basis of Accounting:
   -------------------

   These financial statements are the combined statements of Halis Software, Inc. [HSI] and ProHealth Solutions, Inc. [PHSI] [the Companies]. PHSI was incorporated on December 5, 1994 and began operations in January 1995. The ownership of PHSI was restructured on December 29, 1995 when the shareholders contributed 100% of their shares to Halis, L.L.C. [Parent]. HSI was incorporated on October 24, 1995 and is owned 100% by the Parent. Material intercompany transactions have been eliminated.

   Effective March 8, 1996, PHSI and HSI merged with HSI as the surviving entity. PHSI had operations during the period ended September 30, 1996; however, the Company is effectively dormant as of September 30, 1996.

   Effective November 19, 1996, the Parent and HSI consummated a merger agreement with Fisher Business Systems, Inc. [Fisher], whereby HSI merged into Fisher in a transaction which was accounted for as a reverse acquisition of Fisher by HSI [Note B] and AUBIS Hospitality Systems, Inc. and AUBIS Systems Integration, Inc. (collectively AUBIS). AUBIS and HSI are under common control. [See Note B.]

   ProHealth Solutions, Inc.:
   -------------------------

   ProHealth Solutions, Inc. [PHSI] provides a turnkey preventive care data collection system for managed care organizations.

   Halis Software, Inc.:
   --------------------

   Halis Software, Inc. was organized to provide a comprehensive information solution, which includes an advanced healthcare systems technology and solutions for healthcare companies.

   Halis Software, Inc. plans to integrate all of the primary applications in a common, multimedia database which uses the emerging object-relational data management approach.

   Use of Estimates:
   ----------------

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures.

                             HALIS SOFTWARE, INC.
                                      AND
                           PROHEALTH SOLUTIONS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS [CONTINUED]
                               DECEMBER 31, 1995
       [Unaudited with respect to September 30, 1996 and the nine months ended September 30, 1996 and 1995]




A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: [Continued]
   ------------------------------------------

   Fair Value of Financial Instruments:
   -----------------------------------

   The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 1995 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

   Property and Equipment:
   ----------------------

   Property and equipment is carried at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is included in operations.

   Depreciation is provided using the straight-line method based on the estimated useful lives of the assets, generally five to seven years. For income tax purposes, depreciation is calculated on accelerated methods.

   Amortization:
   ------------

   Intangible assets are being amortized over 60 months.

   Income Taxes:
   ------------

   Income taxes are based on income for financial reporting purposes and reflect a current liability for the estimated taxes payable in the current year tax return and changes in deferred taxes. Deferred tax liabilities and assets are recognized for the estimated tax effects of temporary differences between financial reporting and taxable income for the loss carryforwards based on enacted tax laws and rates.

                             HALIS SOFTWARE, INC.
                                      AND
                           PROHEALTH SOLUTIONS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS [CONTINUED]
                               DECEMBER 31, 1995
       [Unaudited with respect to September 30, 1996 and the nine months ended September 30, 1996 and 1995]




A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: [Continued]
   ------------------------------------------

   Product Development and Engineering:
   -----------------------------------

   Product development and engineering costs, other than capitalized software costs, are charged to operations when incurred.

   Software Development Costs:
   --------------------------

   The Company accounts for software development costs in accordance with Statement of Financial Accounting Standard No. 86. The cost of establishing the technological feasibility of new products or product enhancements is expensed as incurred as research and development cost. The costs incurred subsequent to the establishment of the technological feasibility of the product and prior to its general release are capitalized. Capitalized costs are amortized on a product-by-product basis using the greater of (a) the ratio that current revenues for a product bear to the total current and anticipated future revenues or (b) the straight-line method over the remaining estimated useful life of the product (five years).

   Interim Financial Statements:
   ----------------------------

   The accompanying financial statements as of September 30, 1996 and for the nine months ended September 30, 1996 and September 30, 1995 are unaudited but, in the opinion of management of Halis Software, Inc. and ProHealth Solutions, Inc., reflect all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation. Halis Software, Inc. was incorporated October 24, 1995. Therefore, operations for the nine month period ended September 30, 1995 relate solely to the operations of ProHealth Solutions, Inc. The results of operations for the nine-month period are not necessarily indicative of the results that may be expected for the full year ending December 31, 1996.

B. MERGER AND REORGANIZATION:
   -------------------------

   The Parent and HSI signed a letter of intent January 25, 1996 and entered into an agreement and plan of merger and reorganization dated May 23, 1996 to merge with Fisher. This merger was consummated November 19, 1996. Under the terms of the merger, the Parent exchanged 100% of the issued and outstanding shares of HSI for 5,000,000 shares in Fisher, in a tax free exchange.

   Fisher's auditors' report for its year ended January 31, 1995 contained an explanatory paragraph relating to its ability to continue as a going concern.

                             HALIS SOFTWARE, INC.
                                      AND
                           PROHEALTH SOLUTIONS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS [CONTINUED]
                               DECEMBER 31, 1995
       [Unaudited with respect to September 30, 1996 and the nine months ended September 30, 1996 and 1995]


C. COMMITMENTS AND CONTINGENCIES:
   -----------------------------

   Operating Leases:
   ----------------

   The Companies lease office space and equipment under several operating lease agreements. Rent expense for the office space and equipment was $24,855 for the year ended December 31, 1995.

   At December 31, 1995, minimum future lease payments under non-cancelable leases having remaining terms in excess of one year are as follows:

      December 31,                                           Amount
      ------------                                           ------

         1996                                               $30,724
         1997                                                31,241
         1998                                                 5,157
                                                             ------

                                                            $67,122
                                                             ======

D. INCOME TAXES:
   ------------

   The components of income taxes are as follows:

                                                             Amount
                                                             ------

         Federal income tax liability                       $ 4,934
         State income tax liability                           1,974
         Deferred income tax benefit                         [4,600]
                                                             ------
                                                            $ 2,308
                                                             ======

   The sources of temporary differences and their effect on the net deferred tax benefit are as follows:

                                                             Amount
                                                             ------

         Accrued officer salary                             $ 7,414
         Depreciation                                        [2,814]
                                                             ------
                                                            $ 4,600
                                                             ======

E. MAJOR CUSTOMERS:
   ---------------

   Revenue from Marion Merrell Dow and The Prudential Health Care System in the amounts of $50,000 and $272,506, respectively, comprised 97.4% of the Companies' revenues for the year ended December 31, 1995.

                             HALIS SOFTWARE, INC.
                                      AND
                           PROHEALTH SOLUTIONS, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS [CONTINUED]
                               DECEMBER 31, 1995
       [Unaudited with respect to September 30, 1996 and the nine months ended September 30, 1996 and 1995]



F. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   ------------------------------------------------

   Supplemental information required by Statement of Financial Accounting Standards No. 95, relative to the statement of cash flows, is as follows.

   The following non-cash transactions occurred for the year ended December 31, 1995:

   HSI issued 500 shares of no par common stock in exchange for a receivable from the Parent in the amount of $500.

G. NOTES PAYABLE - AFFILIATES:
   --------------------------

   In connection with its agreement and plan of merger and reorganization with Fisher [Note B], the Company was advanced $506,358 as of September 30, 1996. These notes bear interest at rates ranging from 10% to 12% and are due and payable on the first anniversary of the date of the advance.

H. RELATED PARTY:
   -------------

   HSI has software development and license agreements with One Tree Corporation and Merad Corporation, both of which are under similar control as HSI. Included in research and development expenses for the nine months ended September 30, 1996 is $81,280 which was paid to One Tree Corporation and $45,000 which was paid to Merad Corporation. Included in selling, general and administrative expenses is $6,661 in royalties which were paid to Merad Corporation, which represent a 10% royalty on sales of software.

                                  HALIS, INC.
                         UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1996



The following Unaudited Pro Forma Condensed Consolidated Balance Sheet of HALIS, Inc. gives effect to the following transactions as if they occurred on September 30, 1996: the reverse acquisition of Fisher Business Systems, Inc. (Fisher) by AUBIS Hospitality Systems, Inc., AUBIS Systems Integration, Inc., Halis Software, Inc. and ProHealth Solutions, Inc. (collectively the Predecessor).
The Unaudited Pro Forma Condensed Consolidated Statement of Operations for HALIS, Inc. for the year ended December 31, 1995 and the nine months ended September 30, 1996 gives retroactive effect to the prior transactions as if they had occurred January 1, 1995. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to be indicative of the actual financial position or the results of operations of HALIS, Inc. had the acquisition been completed and should be read in conjunction with the audited financial statements of Fisher and the Predecessor and the related notes thereto appearing elsewhere herein.

                                 HALIS, INC.
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              SEPTEMBER 30, 1996

                                                                       Fisher
                                                                      Business
                                              Predecessor           Systems, Inc.
                                          September 30, 1996       October 31, 1996        Adjustments       Pro Forma
                                          ------------------      ------------------       -----------      -------------
                                                               ASSETS
                                                               ------

Current assets                                $  219,253             $  152,193                              $  371,446

Due from Predecessor                                                  1,127,375  (a)       $[1,127,375]            -

Property and equipment                            37,305                 47,953                                  85,258

Other assets                                      24,179                                                         24,179

Deferred merger costs                            289,000                199,751  (b)        [  488,751]             -
                                              ----------              ---------              ---------        ---------

 Total assets                                 $  569,737             $1,527,272            $[1,616,126]      $  480,883
                                               =========              =========              =========        =========

                                        LIABILITIES AND STOCKHOLDERS' DEFICIT
                                        -------------------------------------

Current liabilities                          $ 2,035,650            $   586,095  (a)        [1,127,375]      $1,344,370
                                                                                 (d)        [  150,000]
Convertible promissory notes                                          1,470,000                               1,470,000

Long-term debt                                      -                                                                -
                                              ----------             ----------              ----------       ---------

 Total liabilities                             2,035,650              2,056,095             [1,277,375]       2,814,370
                                               ---------              ---------              ---------        ---------

Stockholders' deficit
---------------------

Net stockholders' deficit                     [1,465,913]                        (c)         1,465,913               -

Common stock, par value $.01                                             50,195  (c)           184,870          235,065

Additional paid-in capital                                            8,657,486  (c)           401,417        9,208,903
                                                                                 (d)           150,000
Accumulated deficit                                                  [9,229,754] (c)       [ 2,052,200]     [11,770,705]
                                                                                 (b)       [   488,751]
Less:  Treasury stock at cost                                        [    6,750]                            [     6,750]
                                               ---------              ---------             ----------       ----------

Total stockholders' deficit                   [1,465,913]            [  528,823]           [   338,751]     [ 2,333,487]
                                               ---------              ---------             ----------       ----------

Total liabilities and stockholders'   deficit $  569,737            $ 1,527,272            $[1,616,126]     $   480,883
                                               =========            ===========            ===========       ==========

Common stock issued and outstanding   (c)                             8,506,538             15,000,000       23,506,538
                                                                      =========             ==========       ==========









 See notes to unaudited pro forma condensed consolidated financial statements

                                  HALIS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


                                                                             Fisher
                                                                            Business
                                                  Predecessor             Systems, Inc.
                                              December 31,  1995        January 31, 1996        Adjustments        Pro Forma
                                              ------------------        ----------------        -----------       -----------

Systems sales and services                       $ 3,582,896            $   732,549            $       -         $  4,315,445
--------------------------                         ---------              ---------              ---------         ----------

Costs and expenses
------------------
   Cost of goods sold                              2,613,259                246,992                                 2,860,251
   Research and development
   Selling, general, and administrative            1,249,790                684,981      (e)       123,021          2,057,792
                                                   ---------              ---------              ---------         ----------

                                                   3,863,049                931,973                123,021          4,918,043
                                                   ---------              ---------              ---------         ----------

Operating income [loss]                           [  280,153]            [  199,424]            [  123,021]       [   602,598]
----------------------                             ---------              ---------              ---------         ----------

Other income [expense]
---------------------
   Gain on asset disposal                              6,385                                                            6,385
   Rental income                                      21,350                                                           21,350
   Interest expense                               [   22,798]                            (f)    [  102,900]       [   110,698]
                                                                                         (g)        15,000
   Interest income                                     1,394                                                            1,394
   Other income                                          315                                                              315
   Loss from misappropriation                     [   97,123]                                                     [    97,123]
                                                   ---------              ---------              ---------         ----------
                                                  [   90,477]                                   [   87,900]       [   178,377]
                                                   ---------              ---------              ---------         ----------
     Income [Loss] before income taxes            [  370,630]            [  199,424]            [  210,921]       [   780,975]

Provision for income taxes                             2,308                    -        (i)    [    2,308]               -
--------------------------                         ---------              ---------              ---------         ----------

   Net income [loss]                             $[  372,938]           $[  199,424]           $[  208,613]      $[   780,975]
                                                   =========              =========              =========         ==========

Net loss per share                                                      $[      .02]                             $[       .03]
                                                                          =========                                ==========

Shares outstanding (h)                                                    8,506,538                                23,506,538
                                                                          =========                                ==========



 See notes to unaudited pro forma condensed consolidated financial statements

                                  HALIS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                                            Fisher
                                                                           Business
                                                  Predecessor             Systems, Inc.
                                              Nine Months Ended         Nine Months Ended
                                              September 30, 1996        October 31, 1996        Adjustments        Pro Forma
                                              ------------------        ----------------        -----------       -----------

Systems sales and services                       $ 1,656,089            $   324,621            $     -           $  1,980,710
--------------------------                         ---------              ---------              ---------         ----------

Costs and expenses
------------------
   Cost of goods sold                              1,084,977                117,009                                 1,201,986
   Research and development                          234,178                                                          234,178
   Selling, general, and administrative              892,060                462,478      (e)        59,194          1,413,732
                                                   ---------              ---------              ---------         ----------
                                                   2,211,215                579,487                 59,194          2,849,896
                                                   ---------              ---------              ---------         ----------

                                                   ---------              ---------              ---------         ----------
Operating loss                                    [  555,126]            [  254,866]            [   59,194]       [   869,186]
--------------                                     ---------              ---------              ---------         ----------

Other income [expense]
---------------------
   Gain [Loss] on asset disposal                  [   27,528]                                                     [    27,528]
   Rental income                                      14,400                                                           14,400
   Interest expense                               [   19,666]            [   51,298]     (f)    [   25,877]       [    85,591]
                                                                                         (g)        11,250
   Other income                                   [   35,000]                                                     [    35,000]
                                                   ---------              ---------              ---------         ----------
                                                  [   67,794]            [   51,298]            [   14,627]       [   133,719]
                                                   ---------              ---------              ---------         ----------

      Loss before income taxes                    [  622,920]            [  306,164]            [   73,821]       [ 1,002,905]

Provision for income taxes                                -                     -                      -                  -
--------------------------                         ---------              ---------              ---------         ----------

    Net loss                                     $[  622,920]            [  306,164]            [   73,821]      $[ 1,002,905]
                                                   =========              =========              =========         ==========

Net loss per share                                                      $[      .04]                             $[       .04]
                                                                          =========                                ==========

Shares outstanding (h)                                                    8,506,538                                23,506,538
                                                                          =========                                ==========


 See notes to unaudited pro forma condensed consolidated financial statements

                                  HALIS, INC.
                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                        PRO FORMA FINANCIAL STATEMENTS



Balance Sheet - September 30, 1996:
----------------------------------

(a) To record the elimination of intercompany advances from Fisher to the Predecessor.

(b) To write off the deferred merger costs.

(c) To record the issuance by Fisher of 15,000,000 shares of common stock to the shareholders of the Predecessor in exchange for 100% of the outstanding stock of the Predecessor in a transaction accounted for as the reverse acquisition of Fisher by the Predecessor.

    To adjust pro forma common stock issued and outstanding to 23,506,538 shares, consisting of 8,506,538 (per Fisher October 31, 1996 10Q) plus the additional shares issued in the acquisitions.

(d) To record the satisfaction of $150,000 of a note payable due to a related party through the transfer of certain shares among the shareholders of the Predecessor.

Statement of Operations:
-----------------------

For the year ended December 31, 1995 and for the nine months ended September 30,
--------------------------------------------------------------------------------
1996:
----

(e) To adjust selling, general, and administrative expenses to reflect a new employment contract to be entered into with an officer in conjunction with the merger. The adjustment is the difference between the amount of the employment contract and management fee expense to an affiliate of the officer, which terminated June 1, 1996.

(f) To adjust interest expense to reflect interest on convertible promissory notes, issued during the nine month period ended October 31, 1996, in the amount of $1,470,000 at 7%.

(g) To adjust interest expense to reflect the satisfaction of related party debt
    upon consummation of the merger.   See note (d) above.

(h) Pro Forma shares outstanding include 23,506,358 shares which are the 8,506,538 shares of Fisher outstanding at October 31, 1996, plus 15,000,000 shares to be issued to the Parent of the Predecessor.

(i) Because of significant operating losses, no tax benefit is attributed to entries (e) through (g) and the provision for income taxes is adjusted to zero.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HALIS, INC.



                                     By:         /s/ Larry Fisher
                                        -----------------------------------
                                        Larry Fisher, President

Dated:  January 30, 1997
      -----------------------

                                       31